Exhibit 10.2

FORM OF

CLOUD PEAK ENERGY INC.

2009 LONG TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the          day of                   , 2013 (the “Grant Date”), between Cloud Peak Energy Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).

WHEREAS, the Company has adopted the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended from time to time (the “Plan”), in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                      Grant of Option.

1.1.                            The Company hereby grants to the Grantee the right and option (the “Option”) to purchase all or any part of an aggregate of                      whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

1.2.                            The Option is not intended to qualify as an Incentive Stock Option.

1.3.                            This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.                                      Purchase Price.

The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be $                     per Share.

3.                                      Duration of Option.

Except as otherwise provided in Sections 6 and 7 hereof, the Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Expiration Date”).

4.                                      Vesting and Exercisability of Option.

Subject to Sections 6 and 7 hereof, provided that the Grantee continues to serve as an employee of the Company or any of its Subsidiaries, the Option shall vest and become exercisable on the third anniversary of the Grant Date.

5.                                      Manner of Exercise and Payment.

5.1.                            Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office, to the attention of the General Counsel and Corporate Secretary.  Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option.  If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2.                            The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee.  However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Company unrestricted Shares owned by the Grantee having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted.  In addition, the Option may be exercised through a broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee in its sole discretion.

5.3.                            Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.

5.4.                            The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.

5.5.                            Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Shares will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Shares may then be listed.  The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE GRANTEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE GRANTEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained.  As a condition to the exercise of the Option, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  If the exercise of the Option within the applicable time periods is prevented by the provisions of Section 5.5, the Option will remain exercisable until thirty (30) days after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.  The Company makes no representation as to the tax consequences of any such delayed exercise.  The Grantee should consult with his own tax advisor as to the tax consequences of any such delayed exercise.

5.6.                            The terms and provisions of any Employment Agreement that relates to or affects the Option are incorporated herein by reference.  Notwithstanding the foregoing provisions of this Section 5 or Section 6 or 7, in the event of any conflict or inconsistency between the terms and conditions of this Section 5 or Section 6 or 7 and the terms and conditions of the Employment Agreement, if any, the terms and conditions of the Employment Agreement shall be controlling.

6.                                      Termination of Employment.

6.1.                            Termination—Generally.  Subject to Sections 6.2 and 7 hereof, if the Grantee’s employment with the Company or any of its Subsidiaries is terminated on or after the Grant Date for any reason, the Option shall (a) if not vested and exercisable at the time of such termination, immediately expire without payment of consideration therefor and (b) if vested and exercisable at the time of termination, remain exercisable by the Grantee at any time prior to the earlier to occur of (i) the end of the thirty (30) day period immediately following the date of the Grantee’s termination (and such thirty (30) day period shall be extended during any period in which the Grantee is prohibited by law or Company insider trading policies from exercising such Option, to the extent such extension complies with the requirements of Treasury regulation section 1.409A-1(b)(5)(v)(C)(1)) and (ii) the Expiration Date.

6.2.                            Qualifying Terminations.  If the Grantee’s employment with the Company or any of its Subsidiaries is terminated for any of the reasons set forth below (and subject to Section 7 hereof), in each case if such termination occurs on or after the Grant Date and prior to the third anniversary of the Grant Date, a Pro Rata Portion (as defined below) of the Option shall, if not then vested, vest and become exercisable as of the date of such termination, and the remaining portion of the Option that is not vested and exercisable at the time of such termination shall immediately expire without consideration therefor.  The Pro Rata Portion of the Option, or the entire Option if such termination occurs on or after the third anniversary of the Grant Date, shall remain exercisable by the Grantee at any time prior to the earlier to occur of (i) the end of the ninety (90) day period immediately following the date of the Grantee’s termination (and such ninety (90) day period shall be extended during any period in which the Grantee is prohibited by law or Company insider trading policies from exercising such Option) and (ii) the Expiration Date; provided, however, that in the event of a qualified termination under Section 6.2.1 below the Pro Rata Portion of the Option or the entire Option, as applicable, shall remain exercisable by the Grantee’s legatee or legatees under his or her will, or by his or her personal representatives or distributees, as applicable, for a period ending on the earlier to occur of (a) one (1) year following such qualified termination, or (b) the Expiration Date.  The “Pro Rata Portion” shall mean the total number of Shares subject to the Option multiplied by a fraction, the numerator of which is the number of days between (A) the Grant Date and (B) the date of the Grantee’s termination of employment, and the denominator of which is 1,095.

6.2.1                     death

6.2.2                     Disability (as defined in the Plan)

6.2.3                     Redundancy (as defined below)

6.2.4                     Retirement (as defined below)

6.2.5                     If the Grantee is not subject to an Employment Agreement, termination for any other reason, other than a termination by the Company for Cause (as defined in the Plan), if there are exceptional circumstances and the Committee so decides prior to the date of the termination of the Grantee’s employment.

6.2.6                     If the Grantee is subject to an Employment Agreement, termination by the Company for any reason other than for Cause as defined therein.

6.2.7                     If the Grantee is subject to an Employment Agreement, termination by the Grantee for Good Reason as defined therein.

6.3                               Definitions.  For purposes of this Agreement:

(a)  “Employment Agreement” means an effective, written employment agreement between the Grantee and the Company.

(b)  “Redundancy” means the Company or any of its Subsidiaries, as applicable, has ceased, or intends to cease, to carry on the business or particular business function for the purposes of which the Grantee is or was employed by it, or has ceased, or intends to cease, to carry on that business or particular business function in the place where the Grantee is or was employed.

(c)  “Retirement” means retirement at or after age 65, or early retirement on or after age 55 with 10 years of service with the Company.

7.                                      Effect of a Termination Following a Change in Control.

If, within two (2) years after a Change in Control, the Grantee’s employment with the Company or any of its Subsidiaries is terminated (i) by the Company or any of its Subsidiaries without Cause (as defined in the Plan or, if applicable, an Employment Agreement) or (ii) if the Grantee is subject to an Employment Agreement, by the Grantee for Good Reason as defined therein, the Option shall immediately vest and become exercisable in its entirety and the Option shall remain exercisable by the Grantee or by the Grantee’s legatee or legatees under his or her will, or by his or her personal representatives or distributees, as applicable, at any time prior to the earlier to occur of (i) the end of the ninety (90) day period immediately following the date of the Grantee’s termination (and such ninety (90) day period shall be extended during any period in which the Grantee is prohibited by law or Company insider trading policies from exercising such Option) and (ii) the Expiration Date.

8.                                      No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee’s employment therewith at any time.

9.                                      Adjustments.

In the event of a Change in Capitalization, the Committee shall make equitable adjustments to the number and class of Shares or other securities, cash or property subject to the Option and the purchase price for such Shares or other securities.  The Committee’s adjustment shall be made in accordance with the provisions of Article 12 of the Plan and shall be final, binding and conclusive for all purposes of the Plan and this Agreement.

10.                               Securities Laws or Dodd-Frank Clawback Policies.

This Agreement is subject to any written clawback policies the Company, with the approval of the Board of Directors of Cloud Peak Energy Inc., may adopt.  These clawback policies may subject the Grantee’s rights and benefits under this Agreement to reduction, cancellation, forfeiture or recoupment if certain specified events and wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events and wrongful conduct specified in any such clawback policies adopted by the Company, with the approval of the Board of Directors of Cloud Peak Energy Inc., to conform to the Dodd-Frank Act and resulting rules issued by the Securities and Exchange Commission and that the Company determines should apply to this Agreement.

11.                               Withholding of Taxes.

The Grantee shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under, or with respect to, the Option and to take such other action as may be necessary in the reasonable opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.  The Grantee shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.

12.                               Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

13.                               Signature in Counterpart.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

14.                               Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.  No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

15.                               Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

16.                               Governing Law.

Except as to matters of federal law, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

17.                               Notice.

All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail. Any person entitled to notice hereunder may waive such notice in writing.

18.                               Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.

19.                               Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes; provided, however, that this dispute resolution provision shall not interfere with Grantee’s rights to pursue and protect his or her legal rights in a court of competent jurisdiction.

20.                               Information Confidential.

As partial consideration for the granting of the Award hereunder, the Grantee hereby agrees to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that the Grantee may have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse and tax and financial advisors.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Grantee, as a factor weighing against the advisability of granting any such future award to the Grantee.

21.                               Sections and Other Headings.

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CLOUD PEAK ENERGY INC.	GRANTEE

By: Colin Marshall	Print Name:
Title: President and Chief Executive Officer